Exhibit 11

                              AMEN PROPERTIES, INC.
                  EXHIBIT 11. COMPUTATON OF EARNINGS PER SHARE

                                                                                               For the Three Months
                                                                                               Ended March 31, 2005
                                                                                          ------------------------------
                                                               Current
Period ending 03/31/05                                         Period      Year to Date      Basic            Diluted
                                     Total     Grant/Purch.     Days           Days        Weighted           Weighted
                                    Shares         Date      Outstanding   Outstanding      Shares             Shares
                                   ---------   ------------  -----------  --------------  ------------      ------------
Common Stock                       1,992,056       12/31/03           90              90   179,285,040       179,285,040
Common Stock Dividend                209,300       03/31/03           90              90    18,837,000        18,837,000
Preferred A Stock - Convertible      616,447       09/29/00           90              90            --                --
Preferred B Stock - Convertible      233,317       01/09/02           90              90            --                --
Preferred C Stock - Convertible      500,000       03/01/05           30              30            --                --

                                   ---------                                              ------------      ------------
End of period                      3,551,120                                               198,122,040       198,122,040
                                                                                          ------------      ------------

Days Outstanding from Beginning of Period                                                           90                90
-----------------------------------------                                                 ------------      ------------
Weighted average number of common shares outstanding                                         2,201,356         2,201,356

Net (loss) from continuing operations                                                         (163,650)         (163,650)
-----------------------------------------                                                 ------------      ------------
              Net (loss)                                                                      (163,650)         (163,650)

Net (loss) from continuing operations per share                                                  (0.07)            (0.07)
-----------------------------------------                                                 ------------      ------------
         Net (loss) per share                                                                    (0.07)            (0.07)
                                                                                          ============      ============

                                                                                               For the Three Months
                                                                                               Ended March 31, 2004
                                                                                          ------------------------------
                                                               Current
Period ending 03/31/04                                         Period      Year to Date      Basic            Diluted
                                     Total     Grant/Purch.     Days           Days         Weighted          Weighted
                                    Shares         Date      Outstanding   Outstanding       Shares            Shares
                                   ---------   ------------  -----------  --------------  ------------      ------------
Common Stock                       2,201,356       12/31/03           91              91   200,323,396       200,323,396
Preferred A Stock - Convertible      616,447       09/29/00           91              91            --        56,096,677
Preferred B Stock - Convertible      233,317       01/09/02           91              91            --        21,231,847

                                   ---------                                              ------------      ------------
End of period                      3,051,120                                               200,323,396       277,651,920
                                                                                          ------------      ------------

Days Outstanding from Beginning of Period                                                           91                91
-----------------------------------------                                                 ------------      ------------
Weighted average number of common shares outstanding                                         2,201,356         3,051,120

Net income from continuing operations                                                           92,607            92,607
---------------------------------------                                                   ------------      ------------
              Net income                                                                        92,607            92,607

Net income from continuing operations per share                                                   0.04              0.03
---------------------------------------                                                   ------------      ------------
         Net income per share                                                                     0.04              0.03
                                                                                          ============      ============


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